Exhibit 99.1

Accelerate Diagnostics Reports First Quarter 2023 Financial Results

TUCSON, Ariz., May 11, 2023 -- Accelerate Diagnostics, Inc. (Nasdaq: AXDX) today announced financial results for the first quarter for the period ended March 31, 2023.

“Our first quarter results are in line with expectations, and I am optimistic about the remainder of 2023 and beyond,” commented Jack Phillips, Chief Executive Officer of Accelerate Diagnostics, Inc. “We are encouraged by our partnership with Becton Dickinson, which is gaining momentum, solidifying market share, and opening avenues for innovation and growth. I am particularly excited about the incredible advancements the development team has made on our next-generation platform Wave, a breakthrough technology promising to expand our microbiology footprint and effect lasting change on patient care. These combined with the pending debt restructuring to resolve our near-term financial concerns better positions us for continued success.”

First Quarter 2023 Operating Highlights:

•	Added 3 contracted instruments and brought 10 instruments live in the U.S. in the quarter.

•	Ended the first quarter with 338 U.S. clinically live and revenue-generating instruments, with another 62 U.S. contracted instruments in the process of being implemented and not yet revenue-generating.

•	Continued to make progress on our debt restructuring, to extend a portion of the current maturity, lower our overall debt outstanding and simplify our capital structure.

•	Encouraging commercial partnership progress with BD is seeing meaningful funnel stage progression which has led to a significant increase in quotes and contracts being developed and presented.

•	Strong R&D progress with Wave, next generation susceptibility, with instrument reliability is very good, and the data being produced is quite promising.

First Quarter 2023 Financial Highlights:

•	Net sales were $2.8 million, compared to $3.0 million in the first quarter of 2022. While this decrease was driven by lower customer contracting in the quarter, recurring revenues were up 6% compared to the same quarter of the prior year.

•	Gross margin was 36% for the quarter, compared to 27% in the first quarter of 2022. The increase in gross margin resulted from product mix of capital instrument sales.

•	Selling, general, and administrative (SG&A) costs for the quarter were $10.1 million, compared to $10.7 million from the same quarter of the prior year. SG&A costs for the quarter excluding non-cash stock-based compensation were $10.2 million, compared to $8.2 million from the same quarter of the prior year. SG&A expenses increased over the previous year due to professional fees related to the debt restructuring.

•	Research and development (R&D) costs for the quarter were $7.0 million, compared to $6.0 million the same quarter of the prior year. R&D costs, excluding non-cash stock-based compensation expense, for the quarter were $6.4 million, compared to $5.7 million from the quarter of the prior year. R&D expenses increased due to further progress with our next generation instrument, Wave.

•	Net loss was $16.8 million in the first quarter, resulting in $0.17 net loss per share.

•	Net cash used in the quarter was $13.7 million, and the company ended the quarter with total cash, investments, and cash equivalents of $31.9 million.

Full financial results for the quarter ending March 31, 2023, will be filed on Form 10-Q through the Securities and Exchange Commission’s (SEC) website at http://www.sec.gov.

Audio Webcast and Conference Call Today at 4:30 p.m. Eastern Time

To listen to the 2023 first quarter financial results, call by phone, +1.877.883.0383 and enter Elite Entry Number: 1816344. International participants may dial +1.412.902.6506. Please dial in 10–15 minutes prior to the start of the conference. A replay of the call will be available by telephone at +1.877.344.7529 (U.S.) or +1.412.317.0088 (International) using the replay code 9071320 until May 25, 2023.

This conference call will also be webcast and can be accessed from the company’s website at ir.axdx.com. A replay of the audio webcast will be available for 30 days.

Non-GAAP Financial Measures

This press release contains certain financial measures that are not recognized measures under accounting principles generally accepted in the United States of America (“GAAP”), which include SG&A, R&D, and operating income (loss) amounts excluding stock-based compensation expenses.

Our management and board of directors use expenses excluding the cost of stock-based compensation (net of forfeitures) to understand and evaluate our operating performance and trends, to prepare and approve our annual budget and to develop short-term and long-term operating and financing plans. Accordingly, we believe that expenses excluding the cost of stock-based compensation provides useful information for investors in understanding and evaluating our operating results in the same manner as our management and our board of directors. Expenses excluding the cost of stock-based compensation is a non-GAAP financial measure and should be considered in addition to, not as superior to, or as a substitute for, SG&A expenses, R&D expenses, and operating income (loss) reported in accordance with GAAP. The following tables present a reconciliation of SG&A expenses, R&D expenses and operating income (loss) excluding stock-based compensation to comparable GAAP measures for the periods indicated:

	Three Months Ended March 31, (in thousands)
	2023	2022
Sales, general and administrative	$10,105	$10,673
Non-cash equity-based compensation as a component of sales, general and administrative	(140)	2,442
Sales, general and administrative less non-cash equity-based compensation	$10,245	$8,231

	Three Months Ended March 31, (in thousands)
	2023	2022
Research and development	$6,968	$6,024
Non-cash equity-based compensation as a component of research and development	605	362
Research and development less non-cash equity-based compensation	$6,363	$5,662

	Three Months Ended March 31, (in thousands)
	2023	2022
Loss from operations	$16,062	$15,895
Non-cash equity-based compensation as a component of loss from operations	555	2,979
Loss from operations less non-cash equity-based compensation	$15,507	$12,916

About Accelerate Diagnostics, Inc.

Accelerate Diagnostics, Inc. is an in vitro diagnostics company dedicated to providing solutions for the global challenges of antibiotic resistance and sepsis. The Accelerate Pheno® system and Accelerate Arc™ system are designed to reduce the time clinicians must wait to determine the most optimal antibiotic therapy for bacteremic patients. These diagnostic systems are designed to serve clinical laboratories with automated solutions to expedite time to identification and antimicrobial susceptibility test (AST) results directly from positive blood culture samples. Multiple external studies have proven that Accelerate solutions deliver results 1 to 2 days faster than existing methods, enabling clinicians to optimize antibiotic selection and dosage specific to the individual patient’s infection, days earlier.

The “ACCELERATE DIAGNOSTICS” and “ACCELERATE PHENO” and “ACCELERATE PHENOTEST” and “ACCELERATE ARC” and diamond shaped logos and marks are trademarks or registered trademarks of Accelerate Diagnostics, Inc.

For more information about the company, its products and technology, or recent publications, visit axdx.com.

Forward-Looking Statements

Certain of the statements made in this press release are forward-looking or may have forward-looking implications. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Information about the risks and uncertainties faced by Accelerate Diagnostics is contained in the section captioned “Risk Factors” in the company's most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 31, 2023, and in any other reports that the company files with the Securities and Exchange Commission. The company's forward-looking statements could be affected by general industry and market conditions. Except as required by federal securities laws, the company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

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For further information: Investor Inquiries & Media Contact: Laura Pierson, Accelerate Diagnostics, +1 520-365-3100, investors@axdx.com

Source: Accelerate Diagnostics Inc.

ACCELERATE DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED

BALANCE SHEETS

(in thousands, except share data)

	March 31,	December 31,
	2023	2022
	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$29,408	$34,905
Investments	2,457	10,656
Trade accounts receivable	2,427	2,416
Inventory	5,270	5,194
Prepaid expenses	1,697	818
Other current assets	1,575	2,025
Total current assets	42,834	56,014
Property and equipment, net	3,216	3,478
Finance lease assets, net	2,161	2,422
Operating lease right of use assets, net	1,696	1,859
Other non-current assets	1,095	1,242
Total assets	$51,002	$65,015
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$3,524	$4,501
Accrued liabilities	4,836	2,682
Accrued interest	707	472
Deferred revenue	468	547
Current portion of convertible notes	56,595	56,413
Current portion of finance lease	1,113	1,113
Current operating lease liability	882	829
Total current liabilities	68,125	66,557
Finance lease, non-current	705	782
Operating lease liability, non-current	1,308	1,545
Other non-current liabilities	1,055	874
Accrued interest, related-party	1,104	663
Long-term, debt related-party	17,430	16,858
Total liabilities	$89,727	$87,279

Commitments and contingencies

Stockholders’ deficit:
Preferred shares, $0.001 par value;
5,000,000 preferred shares authorized and 3,954,546 outstanding as of March 31, 2023 and December 31, 2022	4	4
Common stock, $0.001 par value;
200,000,000 common shares authorized with 99,628,248 shares issued and outstanding on March 31, 2023 and 200,000,000 common shares authorized with 97,477,546 shares issued and outstanding on December 31, 2022	100	97
Contributed capital	630,903	630,341
Treasury stock	(45,067)	(45,067)
Accumulated deficit	(624,034)	(607,239)
Accumulated other comprehensive loss	(631)	(400)
Total stockholders’ deficit	(38,725)	(22,264)
Total liabilities and stockholders’ deficit	$51,002	$65,015

ACCELERATE DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

Unaudited

(in thousands, except per share data)

	Three Months Ended
	March 31,	March 31,
	2023	2022
Net sales	$2,812	$2,958

Cost of sales	1,801	2,156
Gross profit	1,011	802

Costs and expenses:
Research and development	6,968	6,024
Sales, general and administrative	10,105	10,673
Total costs and expenses	17,073	16,697

Loss from operations	(16,062)	(15,895)

Other income (expense):
Interest expense	(418)	(917)
Interest expense related party	(1,013)	—
Gain on extinguishment of debt	—	3,366
Foreign currency exchange loss	233	9
Interest income	420	22
Other expense, net	45	(50)
Total other income (expense), net	(733)	2,430

Net loss before income taxes	(16,795)	(13,465)
Provision for income taxes	—	—
Net loss	$(16,795)	$(13,465)

Basic and diluted net loss per share	$(0.17)	$(0.20)
Weighted average shares outstanding	98,301	67,755

Other comprehensive loss:
Net loss	$(16,795)	$(13,465)
Net unrealized loss on debt securities available-for-sale	24	(93)
Foreign currency translation adjustment	(255)	(79)
Comprehensive loss	$(17,026)	$(13,637)

ACCELERATE DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS

Unaudited

(in thousands)

	Three Months Ended
	March 31,	March 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(16,795)	$(13,465)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	802	616
Amortization of investment discount	0	54
Equity-based compensation	555	2,979
Amortization of debt discount and issuance costs	182	162
Amortization of debt discount related party	572	0
(Gain) Loss on disposal of property and equipment	11	152
Unrealized G/L equity investments	(50)	0
Gain on extinguishment of debt	0	(3,366)
(Increase) decrease in assets:
Contributions to deferred compensation plan	0	(5)
Accounts receivable	(11)	206
Inventory	(140)	(653)
Prepaid expense and other	(239)	(714)
Increase (decrease) in liabilities:
Accounts payable	(977)	1,154
Accrued liabilities	1,945	1,081
Accrued interest	235	(751)
Accrued interest from related party	441	0
Deferred revenue and income	(79)	(53)
Deferred compensation	181	(3)
Net cash used in operating activities	(13,367)	(12,606)

Cash flows from investing activities:
Purchases of equipment	(12)	(447)
Purchase of marketable securities	0	(24,144)
Maturities of marketable securities	8,221	10,950
Net cash (used in) provided by investing activities	8,209	(13,641)

Cash flows from financing activities:
Proceeds from issuance of common stock	0	0
Proceeds from exercise of options	0	0
Payments on capital lease obligations	(77)	0
Proceeds from issuance of common stocks under employee purchase plan	0	77
Net cash provided by financing activities	(77)	77

Effect of exchange rate on cash	(262)	(74)

(Decrease) increase in cash and cash equivalents	(5,497)	(26,244)
Cash and cash equivalents, beginning of period	34,905	39,898
Cash and cash equivalents, end of period	$29,408	$13,654

ACCELERATE DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS (CONTINUED)

Unaudited

(in thousands)

	Three Months Ended
	March 31,	March 31,
	2023	2022
Non-cash investing activities:
Net transfer of instruments from inventory to property and equipment	$71	$220
Supplemental cash flow information:
Interest paid	$0	$1,506
Extinguishment of Convertible Senior Notes through issuance of common stock	$0	$1,258

See accompanying notes to condensed consolidated financial statements.